UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D. C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 13, 2005

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Cord Blood America, Inc.

(Exact name of registrant as specified in charter)

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Florida	000-50746	65-1078768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9000 W. Sunset Boulevard, Suite 400, West Hollywood, CA  90069

(Address of principal executive offices)

(310) 432-4090

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02

Results of Operations and Financial Condition

On July 19, 2005, Cord Blood America issued a press release providing a corporate update to shareholders. The press release contains a summary of financial results for the first quarter ending March 31, 2005 and 2004. The press release is attached hereto as Exhibit 99.16.

ITEM 2.04

Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On July 13, 2005 Cornell Capital Partners issued a promissory note in the amount of $500,000. The principal amount of $500,000 was funded to Cord Blood America, Inc. (“the Company”) on July 14, 2005. The promissory note is non-interest bearing unless and until there is an event of default. The note is due and payable on or before August 1, 2005. The Company shall make two weekly scheduled payments with the first payment due and payable on July 25, 2005, and the succeeding scheduled payment shall be due and payable on August 1, 2005.

ITEM 7.01

Regulation FD Disclosure

On July 19, 2005, Cord Blood America, Inc. issued a press release providing a corporate update to shareholders. The release is attached hereto as Exhibit 99.16.

On July 21, 2005, Cord Blood America issued a press release announcing the Chairman and CEO of the Company will present at an investor conference in Newport Beach, CA on Saturday, July 23, 2005. The press release is attached hereto as Exhibit 99.17. The press release appearing in Exhibit 99.17 is not filed but is furnished pursuant to Regulation FD.

ITEM 9.01

Financial Statements and Exhibits

(c)

Exhibits

10.35

Promissory Note to Cornell Capital Partners for $500,000

10.36

Joint Disbursement Instructions

99.16

Press Release dated July 19, 2005

99.17

Press Release dated July 21, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORD BLOOD AMERICA, INC.
By:	/s/ SANDRA D. SMITH
Sandra D. Smith,
Chief Financial Officer

Date:  July 21, 2005

EXHIBIT INDEX

Exhibit Number	Exhibit
10.35	Promissory Note to Cornell Capital Partners for $500,000
10.36	Joint Disbursement Instructions
99.16	Press Release dated July 19, 2005
99.17	Press Release dated July 21, 2005